Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	mark.bendza@honeywell.com

HONEYWELL DELIVERS MARGIN EXPANSION OF OVER 140 BASIS POINTS AND EARNINGS PER SHARE OF $2.21, UP 15%

•	Operating Income Margin up 150 Basis Points to 20.0%; Segment Margin up 140 Basis Points to 21.8%

•	Earnings per Share of $2.21, up 15%

•	Generated $0.9 Billion of Operating Cash Flow, $0.8 Billion of Free Cash Flow; Further Strengthened Balance Sheet

•	Suspended Full Year Guidance Due to Uncertainty Related to the COVID-19 Pandemic

CHARLOTTE, N.C., May 1, 2020 -- Honeywell (NYSE: HON) today announced strong earnings growth for the first quarter of 2020 despite significant impacts from the COVID-19 pandemic.
The company reported first-quarter earnings per share of $2.21, above guidance, operating profit growth of 3%, segment profit growth of 2%, and segment margin expansion of 140 basis points, all of which were at or above first-quarter guidance, with sales down 5%, or 4% organically.
"Honeywell delivered on our original earnings commitment for the first quarter, with EPS growth of 15% despite the substantial challenges we faced due to the COVID-19 pandemic. We remain focused on the strong operational excellence principles that underlie everything we do, and that discipline enabled us to achieve earnings growth in a challenging first quarter," said Darius Adamczyk, chairman and chief executive officer of Honeywell. "As the COVID-19 pandemic rapidly escalated and the global economy deteriorated, we faced headwinds across our businesses, including rapid changes in our supply chain, constraints at customer sites, and significant impacts on the commercial aerospace and oil and gas end markets. These challenges drove an organic sales decline in the quarter. However, we acted quickly to mitigate the impacts and we continued to serve our customers, including those involved in the COVID-19 response efforts, while ensuring the safety of our employees.”
“The safety of our employees is our top priority,” Adamczyk said. “We have announced that Honeywell will pay for COVID-19 testing costs that are not covered by our employees’ insurance and will pay out-of-pocket treatment costs for those enrolled in the Honeywell medical plan. We have also provided a full year of paid sick time up-front to U.S. non-exempt employees and have announced a $10 million relief fund to help employees that are in financial distress. In addition, Honeywell is playing a critical role in keeping medical professionals safe. We have announced two new manufacturing sites for N95 respiratory masks in the United States. Between these two locations, we will produce 20 million respiratory masks per month and create about 1,000 new jobs. We are also quickly ramping up production of other personal protective equipment, including safety eyewear and face shields.

- MORE -

Honeywell Q1’20 Results - 2

Our medical sensors are widely used in ventilators, and we have significantly increased our sensor production to address demand. In addition, we are shifting manufacturing operations at two facilities to produce and donate hand sanitizer to government agencies. Within the United States, our donation will go to the Federal Emergency Management Agency (FEMA).”
Adamczyk continued, “We are well-prepared to manage the downturn with a strong balance sheet and execution rigor focused on cost control and cash generation. We have nearly $9 billion of cash and short-term investments on hand and, in March, we further enhanced our financial flexibility by entering into a $6 billion two-year term loan and refinanced €1 billion of bonds at attractive rates. Our pension plan remains overfunded, requiring no additional contributions for the foreseeable future."
Adamczyk concluded, “I am proud of Honeywell’s longstanding ability to adapt to and deliver in any type of economic environment, and I am confident in our ability to execute in these uncertain times. Our businesses serve a diverse set of end markets and we continue to invest in innovation for long-term growth, including quantum computing, the Honeywell Forge enterprise performance management software platform, and sustainable next-generation products. Honeywell is actively managing through the downturn and is well-positioned for the economic recovery to come.”
Due to the evolving nature of the COVID-19 pandemic and related supply chain and market disruptions, Honeywell announced that it has temporarily suspended its full-year financial guidance until the economic impact of COVID-19 stabilizes. The company expects ongoing top-line challenges due to the current market conditions, particularly in the aerospace and oil and gas sectors.

First-Quarter Performance
Honeywell sales for the first quarter were down 5% on a reported basis and down 4% on an organic basis. The difference between reported and organic sales primarily relates to the impact of foreign currency translation. The first-quarter financial results can be found in Tables 1 and 2.
Aerospace sales for the first quarter were up 1% on an organic basis driven by continued strength in the Defense and Space business and growth in air transport commercial aftermarket, partially offset by lower air transport original equipment demand. Segment margin expanded 280 basis points to 27.9%, primarily driven by favorable sales mix and commercial excellence.
Honeywell Building Technologies sales for the first quarter were down 6% on an organic basis as flat sales in commercial fire were offset by softness in building solutions projects and volume declines in security and building management products. Segment margin expanded 100 basis points to 20.5%, primarily driven by commercial and operational excellence.
Performance Materials and Technologies sales for the first quarter were down 5% on an organic basis driven by supply chain disruptions and decreased products demand in Process Solutions; headwinds related to the continued illegal imports of hydrofluorocarbons (HFCs) into Europe, and lower automotive refrigerant volumes in Advanced Materials; and lower gas processing volumes in UOP, partially offset by higher demand for equipment. Segment margin contracted 50 basis points to 21.4%, primarily driven by unfavorable sales mix related to higher equipment demand, partially offset by commercial excellence.
Safety and Productivity Solutions sales for the first quarter were down 9% on an organic basis driven by lower sales volumes in sensing and IoT, the impact of major systems project timing in Intelligrated, and lower

- MORE -

Honeywell Q1’20 Results - 3

demand for gas sensing products, more than offsetting increased demand for respiratory personal protective equipment. SPS orders were up double-digits in the first quarter, led by demand for PPE and strong Intelligrated bookings, resulting in backlog that is up over 30% year-over-year. Segment margin contracted 90 basis points to 12.5%, primarily driven by lower sales volumes, partially offset by productivity, net of inflation.

Conference Call Details
Honeywell will discuss its first-quarter results and second-quarter outlook during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 8:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s first-quarter 2020 earnings call or provide the conference code HON1Q20. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, May 1, until 12:30 p.m. EDT, May 8, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 4293414.

TABLE 1: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	1Q 2020	1Q 2019	Change
Sales	8,463	8,884	(5%)
Organic Growth			(4%)
Segment Margin	21.8%	20.4%	140 bps
Operating Income Margin	20.0%	18.5%	150 bps
Earnings Per Share	$2.21	$1.92	15%
Cash Flow from Operations	939	1,134	(17%)
Free Cash Flow	800	993	(19%)
Adjusted Free Cash Flow[1]	800	1,158	(31%)

- MORE -

Honeywell Q1’20 Results - 4

TABLE 2: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	1Q 2020	1Q 2019	Change
Sales	3,361	3,341	1%
Organic Growth			1%
Segment Profit	937	838	12%
Segment Margin	27.9%	25.1%	280 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	1,281	1,389	(8%)
Organic Growth			(6%)
Segment Profit	262	271	(3%)
Segment Margin	20.5%	19.5%	100 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,397	2,572	(7%)
Organic Growth			(5%)
Segment Profit	512	564	(9%)
Segment Margin	21.4%	21.9%	-50 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,424	1,582	(10%)
Organic Growth			(9%)
Segment Profit	178	212	(16%)
Segment Margin	12.5%	13.4%	-90 bps

1Adjusted free cash flow and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs of $165M in 1Q19

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, technological, and COVID-19 public health factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, and other developments, including the potential impact of the COVID-19 pandemic, and business decisions may differ from those envisaged by such forward-looking statements. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; free cash flow, which we define as cash flow from operations less capital expenditures; and adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release. Management believes that, when considered

- MORE -

Honeywell Q1’20 Results - 5

together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

- MORE -

Honeywell Q1’20 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Product sales	$6,305	$6,713
Service sales	2,158	2,171
Net sales	8,463	8,884
Costs, expenses and other
Cost of products sold (1)	4,374	4,622
Cost of services sold (1)	1,160	1,257
	5,534	5,879
Selling, general and administrative expenses (1)	1,238	1,363
Other (income) expense	(317)	(285)
Interest and other financial charges	73	85
	6,528	7,042
Income before taxes	1,935	1,842
Tax expense (benefit)	329	406
Net income	1,606	1,436
Less: Net income attributable to the noncontrolling interest	25	20
Net income attributable to Honeywell	$1,581	$1,416
Earnings per share of common stock - basic	$2.23	$1.94
Earnings per share of common stock - assuming dilution	$2.21	$1.92
Weighted average number of shares outstanding - basic	709.6	729.7
Weighted average number of shares outstanding - assuming dilution	717.0	738.8

(1)
Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q1’20 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
Net Sales	2020	2019
Aerospace	$3,361	$3,341
Honeywell Building Technologies	1,281	1,389
Performance Materials and Technologies	2,397	2,572
Safety and Productivity Solutions	1,424	1,582
Total	$8,463	$8,884

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended March 31,
Segment Profit	2020	2019
Aerospace	$937	$838
Honeywell Building Technologies	262	271
Performance Materials and Technologies	512	564
Safety and Productivity Solutions	178	212
Corporate	(41)	(76)
Total segment profit	1,848	1,809
Interest and other financial charges	(73)	(85)
Stock compensation expense (1)	(44)	(41)
Pension ongoing income (2)	198	151
Other postretirement income (2)	13	12
Repositioning and other charges (3,4)	(62)	(84)
Other (5)	55	80
Income before taxes	$1,935	$1,842

(1)	Amounts included in Selling, general and administrative expenses.

(2)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).

(3)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.

(4)	Includes repositioning, asbestos, and environmental expenses.

(5)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q1’20 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$7,721	$9,067
Short-term investments	1,070	1,349
Accounts receivable - net	7,452	7,493
Inventories	4,584	4,421
Other current assets	1,786	1,973
Total current assets	22,613	24,303
Investments and long-term receivables	613	588
Property, plant and equipment - net	5,214	5,325
Goodwill	15,282	15,563
Other intangible assets - net	3,580	3,734
Insurance recoveries for asbestos related liabilities	383	392
Deferred income taxes	71	86
Other assets	9,666	8,688
Total assets	$57,422	$58,679
LIABILITIES
Current liabilities:
Accounts payable	$5,676	$5,730
Commercial paper and other short-term borrowings	3,528	3,516
Current maturities of long-term debt	1,042	1,376
Accrued liabilities	7,131	7,476
Total current liabilities	17,377	18,098
Long-term debt	11,542	11,110
Deferred income taxes	1,670	1,670
Postretirement benefit obligations other than pensions	314	326
Asbestos related liabilities	1,948	1,996
Other liabilities	6,699	6,766
Redeemable noncontrolling interest	7	7
Shareowners’ equity	17,865	18,706
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$57,422	$58,679

Honeywell Q1’20 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$1,606	$1,436
Less: Net income attributable to the noncontrolling interest	25	20
Net income attributable to Honeywell	1,581	1,416
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	153	163
Amortization	90	98
Repositioning and other charges	62	84
Net payments for repositioning and other charges	(111)	(34)
Pension and other postretirement income	(212)	(163)
Pension and other postretirement benefit payments	(14)	(30)
Stock compensation expense	44	41
Deferred income taxes	(58)	80
Other	(179)	(4)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	41	198
Inventories	(163)	(221)
Other current assets	166	(217)
Accounts payable	(54)	(29)
Accrued liabilities	(407)	(248)
Net cash provided by (used for) operating activities	939	1,134
Cash flows from investing activities:
Expenditures for property, plant and equipment	(139)	(141)
Proceeds from disposals of property, plant and equipment	7	2
Increase in investments	(648)	(1,226)
Decrease in investments	843	796
Receipts (payments) from settlements of derivative contracts	287	(40)
Net cash provided by (used for) investing activities	350	(609)
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	3,455	3,318
Payments of commercial paper and other short-term borrowings	(3,373)	(3,319)
Proceeds from issuance of common stock	66	145
Proceeds from issuance of long-term debt	1,127	20
Payments of long-term debt	(1,125)	(13)
Repurchases of common stock	(1,923)	(750)
Cash dividends paid	(635)	(606)
Other	(38)	(30)
Net cash provided by (used for) financing activities	(2,446)	(1,235)
Effect of foreign exchange rate changes on cash and cash equivalents	(189)	48
Net increase (decrease) in cash and cash equivalents	(1,346)	(662)
Cash and cash equivalents at beginning of period	9,067	9,287
Cash and cash equivalents at end of period	$7,721	$8,625

Honeywell Q1’20 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended March 31, 2020
Honeywell
Reported sales % change	(5)%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(4)%

Aerospace
Reported sales % change	1%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	1%

Honeywell Building Technologies
Reported sales % change	(8)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(6)%

Performance Materials and Technologies
Reported sales % change	(7)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(5)%

Safety and Productivity Solutions
Reported sales % change	(10)%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(9)%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q1’20 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
	2020	2019
Segment profit	$1,848	$1,809
Stock compensation expense (1)	(44)	(41)
Repositioning, Other (2,3)	(74)	(93)
Pension and other postretirement service costs (4)	(39)	(33)
Operating income	$1,691	$1,642
Segment profit	$1,848	$1,809
÷ Net sales	$8,463	$8,884
Segment profit margin %	21.8%	20.4%
Operating income	$1,691	$1,642
÷ Net sales	$8,463	$8,884
Operating income margin %	20.0%	18.5%

(1)	Included in Selling, general and administrative expenses.

(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(3)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.

(4)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q1’20 Results - 12

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Cash provided by operating activities	$939	$1,134
Expenditures for property, plant and equipment	(139)	(141)
Free cash flow	800	993
Separation cost payments	—	165
Adjusted free cash flow	$800	$1,158

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.